Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Dan Borgen, Chief Executive Officer and President of USD Partners GP LLC, as general partner of USD Partners LP (the “Partnership”), hereby certify, to the best of my knowledge, that:

(1)
The Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	August 7, 2018	/s/ Dan Borgen
Dan Borgen
Chief Executive Officer and President (Principal Executive Officer)